Exhibit 99.1

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Reconciliation of VTR’s Adjusted
EBITDA and Operating Loss

(amounts in millions)

US dollars	Year-Ended	Year-Ended	Year-Ended	Year-Ended
Description	31-Dec-1999	31-Dec-2000	31-Dec-2001	31-Dec-2002

Operating (Loss) Income	$(14.8)	$(42.8)	$(29.8)	$(10.0)
Depreciation & Amortization	35.1	47.4	54.5	54.5
Stock-based Compensation	0.0	8.0	2.2	(2.5)
Impairment & Restructuring	0.0	0.0	0.0	0.0
Adjusted EBITDA	$20.3	$12.6	$26.9	$42.0

Chilean Pesos	Year-Ended		Year-Ended		Year-Ended		Year-Ended
Description	31-Dec-1999		31-Dec-2000		31-Dec-2001		31-Dec-2002

Operating (Loss) Income	ChP	(7,433.6)	ChP	(25,113.0)	ChP	(18,644.5)	ChP	(6,777.1)
Depreciation & Amortization	17,843.8		27,172.1		34,589.9		37,550.5
Stock-based Compensation	0.0		4,572.8		1,374.9		(1,747.4)
Impairment & Restructuring	0.0		0.0		0.0		0.0
Adjusted EBITDA	ChP	10,410.2	ChP	6,631.9	ChP	17,320.3	ChP	29,026.0